UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Beginning January 17, 2006, representatives of Enterprise Products GP, LLC intend to make presentations to various investors and analysts regarding the growth strategies and capital projects of Enterprise Products Partners L.P. (“Enterprise Products Partners”). This effort is expected to last four to seven days. A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the presentation by visiting Enterprise Products Partners’ website, www.epplp.com. The presentation will be archived on its website for 90 days.

Enterprise Products Partners is a North American energy company providing a wide range of processing, storage and transportation or midstream services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil, and an industry leader in the development of pipeline and other midstream infrastructure in the continental United States and deepwater Gulf of Mexico. Enterprise Products Partners conducts substantially all of its business through a wholly owned subsidiary, Enterprise Products Operating L.P. (the “Operating Partnership”).

Unless the context requires otherwise, references to “we,” “our,” “EPD,” “Enterprise” or the “Company” within this presentation shall mean Enterprise Products Partners L.P. and its consolidated subsidiaries.

References to “GTM” mean Enterprise GTM Holdings L.P., the successor to GulfTerra Energy Partners, L.P. Also, “merger with GTM” refers to the merger of GulfTerra with a wholly owned subsidiary of Enterprise Products Partners on September 30, 2004 and the various transactions related thereto.

Use of industry terms and other abbreviations in presentation

As used within our presentation, the following industry terms and other abbreviations have the following meanings:

BBO	Billion barrels of oil
Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
BI	Business interruption
BLM	Bureau of Land Management
BPD	Barrels per day
CHOPS	Cameron Highway Oil Pipeline System, an equity investment of the Company
EA	Environmental assessment
EBITDA	Earnings before interest, taxes, depreciation and amortization
FONSI	Finding of no significant impact
GOM	Gulf of Mexico
GP	General partner
IDR	Incentive distribution rights
LP	Limited partner
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBPD	Thousand barrels per day
MMBbls	Million barrels
MMBOE	Million barrels of oil equivalent
MMcf/d	Million cubic feet per day
MMS	Minerals Management Service
MROGC	Manta Ray Offshore Gathering Company, LLC, which is owned by Neptune
Pipeline Company, LLC, an equity investment of the Company
NGL	Natural gas liquid
NSAI-P90	Reserve report prepared by Netherland, Sewell & Associates, Inc.
ROI	Return on investment
Tcf	Trillion cubic feet

Use of Non-GAAP financial measures

Our presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA. To the extent appropriate, this report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin. Our presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects (as defined in the presentation). When used in the context of capital projects, gross operating margin amounts provide us with an indication of the profitability of a project. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating projects.

For those assets that we own and consolidate, we define project gross operating margin as project operating income before depreciation and amortization expense and any allocation of indirect costs and expenses. Project gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Project gross operating margin is calculated by subtracting direct project operating costs and expenses (net of the adjustments noted above) from project revenues, with both project totals before the elimination of intercompany transactions. For those assets in which we own an equity interest through a joint venture arrangement, we define project gross operating margin as our share of the earnings from such investment.

Since project gross operating margin is usually specific to a single asset, it should not be considered as an alternative to consolidated GAAP operating income, which includes all of our operations. In addition, since we do not prepare GAAP financial forecasts at the project level, we are not able to provide reconciliations between project-specific gross operating margin amounts and consolidated operating income, which includes all aspects of our operations.

On a consolidated basis, we evaluate segment performance based on gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our overall operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation and amortization expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Total segment gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations. As circumstances dictate, we may increase our ownership interest in equity investments, which could result in their subsequent consolidation into our operations.

Distributable cash flow. Our presentation includes a reference to the estimated amount of distributable cash flow (since the merger with GulfTerra) that we have reinvested for future growth. This estimate was calculated by summing our quarterly distributable cash flow amounts for the four quarter-period since the merger with GulfTerra and deducting the cash distributions we paid to partners with respect to such quarterly periods.

We define distributable cash flow as net income or loss plus: (i) depreciation and amortization expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures; (v) the addition of losses or subtraction of gains relating to the sale of assets; (vi) cash proceeds from the sale of assets or return of investment from unconsolidated affiliates; (vii) gains or losses on monetization of financial instruments recorded in accumulated other comprehensive income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GulfTerra merger and (ix) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

The following table presents (i) our calculation of the estimated reinvestment amount for the four-quarter period since the merger with GulfTerra was completed and (ii) a reconciliation of the underlying quarterly distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts.

	4Q 04	1Q 05	2Q 05	3Q 05	Total
Reconciliation of Non-GAAP "Distributable Cash Flow"
to GAAP "Operating Activities Cash Flows"
Cash Flow from Operating Activities	$ 355,525	$ 164,246	$ (46,409)	$ 226,796	$700,158
Adjustments to reconcile Distributable Cash Flow to
GAAP operating activities cash flows :
Sustaining capital expenditures	(16,508)	(15,550)	(21,293)	(25,935)	(79,286)
Proceeds from sale of assets	6,772	42,158	109	953	49,992
Amortization of net gain from forward-starting
interest rate swaps	(857)	(886)	(896)	(905)	(3,544)
Minority interest in earnings not included in
calculation of distributable cash flow	(1,281)	(1,945)	(380)	(861)	(4,467)
Net effect of changes in operating accounts not
included in calculation of distributable cash flow	(146,801)	58,920	237,353	17,929	167,401
Return of investment			47,500		47,500
El Paso transition support payments	4,500	4,500	4,500	4,500	18,000
Distributable cash flow	201,350	251,443	220,484	222,477	895,754
Less amounts paid to partners with respect to such period	(162,687)	(176,066)	(181,624)	(187,107)	(707,484)
Estimate of reinvested distributable cash flow	$ 38,663	$ 75,377	$ 38,860	$ 35,370	$ 188,270

EBITDA. Certain slides within the final section of the presentation refer to EBITDA-related financial ratios such as “EBITDA Return on Investment” on Slide 45 . We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is commonly used as a supplemental financial measure by management and by external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (4) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, our EBITDA-related financial ratios may not be comparable to similarly titled measures of other companies.

Use of capital project financial forecast data

As noted previously, our presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects. Such forecasts are based upon key assumptions that we and our general partner, Enterprise Products GP, LLC, believe are reasonable; however, neither we nor our general partner can give you any assurances that such expectations will prove to be correct. You should not put undue reliance on any such forward-looking statements. Our forecasts of annual gross operating margin from such projects are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected.

The key assumptions underlying our forecasts of gross operating margin from such projects are: (i) throughput and processing volumes from producers and other customers will materialize in the amounts and during the periods we estimate; (ii) construction and operation of the underlying assets will not be significantly hampered by weather delays or other natural and economic forces; (iii) costs to construct and operate the underlying assets will be within expected ranges of tolerance; and (iv) project revenues will be realized on a timely basis.

We do not intend and have no obligation to publicly update or revise any forward-looking statement such as our forecast of annual gross operating margins from such projects, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. Investor Presentation, January 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: January 17, 2006	By: ___/s/ Michael J. Knesek________________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC